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                                   THE ELLIOTT COMPANY

5 BURLINGTON WOODS DRIVE - SUITE 203 BURLINGTON, MASSACHUSETTS 01803-4542 U.S.A.
                              617-270-538 FAX 617-270-5375

                                    March 14, 1996

MR. JOHN W. ANDERSEN
Chairman of the Board
  & Chief Executive Officer
Ultrafem Inc.
500 Fifth Avenue, Suite 3620
New York, New York 10110

                                STRATEGIC RELATIONSHIPS
                           ENGAGEMENT CONTINUATION AGREEMENT

Dear John:

This letter serves to extend our previous engagement by Ultrafem to assist in pursuing strategic relationships. The following outlines the very same specific elements, details and terms for this engagement that have been employed under the Agreement drawn by your lawyers and Dori Reap, dated July 12, 1995.

I  PROJECT SCOPE / RESPONSIBILITY OF THE ELLIOTT COMPANY

   The following activities reflect continuation and ongoing refinement of what The Elliott Company had previously been engaged to undertake:

   A.  CORPORATE RELATIONSHIPS STRATEGY DEVELOPMENT AND PURSUIT
       * Co-define relationship opportunities with Ultrafem management in conjunction with the relevant Medical and International feminine protection market
       * Identify and prioritize target companies as prospects for Ultrafem relationships
       * Create a relevant approach and presentation tailored for each target company
       * Review the approaches and presentation materials with Ultrafem for approval prior to meetings with/distribution to target companies

   B. LEAD THE CONTACT WITH TARGET RELATIONSHIP COMPANIES. PARTICIPATE FULLY WITH ULTRAFEM MANAGEMENT IN PRESENTATIONS AND NEGOTIATIONS WITH TARGET COMPANIES. SUCCESSFULLY CONCLUDE STRATEGIC RELATIONSHIP DEAL(S)
       The Elliott Company will not make contact with any target Strategic Relationships without the prior approval of Ultrafem. The approved list of target Strategic Relationships presently being pursued, and hence applicable to the terms & conditions of this Continuation Agreement, is provided in Exhibit I. Companies may be added, deleted, and/or reintroduced to this list only through the written submission by The Elliott Company and approval by Ultrafem, or through the sole direction of Ultrafem. Nothing herein obligates Ultrafem to enter into a Strategic Relationships Agreement with any person or entity.

II THE ELLIOTT COMPANY COMPENSATION

   SEGMENT I.A. & SEGMENT I.B.
   * Advance profession time billed at full value (for boutique activity, professional billing rates range from $120 to $285 per hour, less for project orientation), less 20% venture courtesy invoice reduction for Ultrafem. Satisfactory progress must be mutually


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     acknowledged by both parties prior to invoicing being accepted by
     Ultrafem and supported with weekly and/or monthly progress reports
   * This portion of The Elliott Company compensation will be deducted from the Deal Completion Award payable to The Elliott Company upon the successful conclusion of a Strategic Partner Agreement that has been signed-off by both Ultrafem and the Strategic Partner

   OUT-OF-POCKET EXPENSES
   * For Business travel, lodging, telephone, special report production, courier, etc. charged at cost to Ultrafem, (currency exchange, if applicable, at date of expenditure), supported with appropriate documentation and receipts.
   * Out-of-pocket expenses cannot exceed $1,000 per month without the consent of Ultrafem

   DEAL COMPLETION AWARD TO THE ELLIOTT COMPANY
   * 5% of the first $10 Million proceeds to Ultrafem (in the aggregate)
   * 3% of the proceeds above $10 Million to Ultrafem
   * Maximum Deal Completion Award Payable to The Elliott Company = $800,000

     - AWARD BASIS - PROCEEDS
       .. The Deal Completion Award is only payable upon the completion of a Strategic Relationship Agreement and the receipt of cash proceeds by Ultrafem (e.g. for licensure, etc.). Proceeds may be any combination of: (1) Up-front cash payments or cash equivalent in the form of common equity stock in the Strategic Relationship Partner;
          (2) Deferred cash payments associated with milestone events; and/or
          (3) Royalty payments, all of which may be structured as part of the initial deal closure

     - AWARD BASIS - STRATEGIC RELATIONSHIP PARTNERS
       .. Only applicable for companies introduced by The Elliott Company that have been agreed upon and are listed (Exhibit I herein) as approved target Strategic Relationship Partners.
       .. Companies previously on a list that may have been eliminated shall NOT remain candidates for award basis. Companies may be added, deleted, and/or reintroduced to this list only through the written submission by The Elliott Company and approval by Ultrafem, or through the sole direction of Ultrafem

III ENGAGEMENT TERM

    The term of this Continuation Agreement is twelve (12) months (February 1, 1996 through January 31, 1997 inclusive). The term may be extended by the mutual agreement of both parties.

    * ENGAGEMENT CANCELLATION - With thirty (30) days written notice by either party.
    * DEAL COMPLETION AWARD AFTER ENGAGEMENT CANCELLATION - May be earned under the following terms/conditions,
      - Applicable only to Strategic Relationship Partners introduced to Ultrafem that are on an approved list of targets (presently Exhibit 1)

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      - Are determined by Ultrafem to be reasonable active at the time of engagement cancellation
      - A Strategic Relationship Agreement is completed within one (1) year of the date of cancellation of this engagement with The Elliott Company

IV  OTHER TERMS AND CONDITIONS

    ADVANCE WORK - Basic professional fees and out-of-pocket expenses to be billed monthly and payable by Ultrafem in thirty (30) days, within context of agreed schedule and invoice amount courtesy reduction.

    DEAL COMPLETION AWARD - Will be paid to The Elliott Company thirty (30) days after the receipt of cash proceeds from the closure date of a strategic relationship. In the case of deferred cash payments associated with milestone events and/or royalty payments, The Elliott Company similarly will be paid thirty (30) days after the actual receipt of the cash payment by Ultrafem.

    LAW - This Engagement Continuation Agreement is governed by New York State law.

    CURRENCY & SETTLEMENT - All figures in this Agreement, whether for
    Advance Fees, Out-of-pocket expenses, and/or definition of Proceeds as well as the Deal Completion Award, are stated in United States currency, and are all-inclusive of taxes and surcharges.

ACCEPTANCE OF THIS LETTER OF ENGAGEMENT CONTINUATION AGREEMENT REQUIRES BOTH SIGNATURES BELOW IN ORIGINAL FORM, AND EXCHANGE OF SIGNED DOCUMENTS.


    ACCEPTANCE:                                         DATE:  4/4/96
               -------------------------------------          -----------
                         John W. Andersen
               CHAIRMAN & CHIEF EXECUTIVE OFFICER
                          ULTRAFEM, INC.





    ACCEPTANCE:                                         DATE:  3/14/96
               -------------------------------------          -----------
                        Roger S. Elliott
                           PRESIDENT
                      THE ELLIOTT COMPANY